SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2004

Z-TEL Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or Organization)

000-28467	59-3501119

(Commission File Number)	(I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220 Tampa, Florida	33602

(Address of Principal Executive Offices)	(Zip Code)

(813) 273-6261

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS

     By letter dated July 28, 2004, the Nasdaq Stock Market, Inc. notified us that for 10 consecutive days the market value of our listed securities was below $35 million as required for continued inclusion by Nasdaq Marketplace Rule 4310(c)(2)(B)(ii). Nasdaq has given us 30 calendar days or until August 27, 2004 to regain compliance. If compliance cannot be demonstrated by that day, the Nasdaq staff will provide written notification that our common stock will be delisted. At that time we may appeal the staff's determination to a Listing Qualifications Panel. If our shares are delisted from the Nasdaq SmallCap Market, our ability to raise additional capital may be hampered. We are exploring means to regain compliance, including a possible recapitalization involving our preferred shares.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2004

Z-TEL TECHNOLOGIES, INC.
By:	/s/ D. Gergory Smith
D. Gregory Smith
Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.